Filed pursuant to Rule 424(b)(3)

Under the Securities Act of 1933, as amended

Registration No. 333-259341

PROSPECTUS

1,841,274 Shares Of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of an aggregate of 1,841,274 shares of common stock, par value $0.01 of The Singing Machine, Inc., or, the Common Stock, of which (i) 994,716 shares of Common Stock are issued and outstanding, and (ii) 846,558 shares of common stock are issuable upon the exercise of outstanding common stock warrants or the Warrants in a private placement or, the Private Placement, we completed in August 2021. We will not receive any of the proceeds from the sale by the selling stockholders of the common stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in the section entitled “Plan of Distribution” on page 7. Discounts, concessions, commissions and similar selling expenses attributable to the sale of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission, or the SEC.

Our common stock is listed on The Nasdaq Capital Market under the symbol “MICS”. On September 15, 2022, the last reported sale price of our common stock was $7.00.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. You should carefully read the “Risk Factors” beginning on page 4 of this prospectus before investing.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2022

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). Under this registration statement, the selling stockholders may sell the securities described in this prospectus in one or more offerings. A prospectus supplement may add to, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized, nor has any selling stockholder authorized, any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Singing Machine,” or the “Company” refer to The Singing Machine, Inc. and its wholly owned subsidiaries.

On May 23, 2022, the Company effected a reverse stock split of its shares of common stock in a ratio of 1:30 (the “Reverse Stock Split”). All information in this prospectus has been retroactively adjusted to give effect to the Reverse Stock Split.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and consider carefully the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus and any prospectus supplement. If you invest in our shares, you are assuming a high degree of risk.

Overview

We develop, market, and sell consumer karaoke audio equipment, accessories and musical recordings.

We are the leading global karaoke and music entertainment company that specializes in the design and production of quality karaoke and music enabled consumer products for adults and children. Our products are among the most widely available karaoke products in the world. Our mission is to “create joy through music.” In order to deliver on this mission, we are focused on the following multi-prong approach:

●	In the short-term, improve profitability by optimizing operations and continue to expand gross margins.
●	In the mid-to-long-term, continue to grow our global distribution and expand into new product categories that take advantage of our vast distribution relationships and sourcing abilities.

Our Product Portfolio

Our products are sold directly to distributors and retail customers. Our portfolio of owned and licensed brands and products are organized into the following categories:

Karaoke— including our flagship brand Singing Machine, our karaoke line is driven by quality products at affordable price points that we believe deliver great value to our customers. All of our karaoke products are Bluetooth® enabled to allow access to digital music content via our mobile apps available on iOS and Android platforms. We believe our core karaoke line offers best-in-class innovative features that, including but not limited to enables customers to output video to a TV screen, correct singer’s pitch in real-time, stream karaoke content directly to the machine, sing duets, display scrolling lyrics in-time with the song, and play custom karaoke CD+G discs. The Company’s products are sold directly to consumers via its retail channels, ecommerce, its own website, and distributors worldwide. This product category accounted for approximately 82% of our net sales in our fiscal year ended March 31, 2022.

Licensed Products— including brands such as Carpool Karaoke. In 2019, we entered into a 3-year license agreement with CBS® for its Carpool Karaoke brand, made popular by James Corden on The Late Show with James Corden. We launched an innovative Carpool Karaoke Microphone that works specifically in the car. This license agreement with CBS® expires on September 30, 2022. We are actively exploring renewing the license agreement and exploring new licensing opportunities. This product category accounted for approximately 3% of our net sales in our fiscal year ended March 31, 2022.

Microphones and Accessories— we currently offer a line of traditional microphone accessories that are compatible with our karaoke machines. These microphones feature an assortment of colors, come wired or wireless, and may include new features like party lighting and voice changing effects. We are also seeing growth in portable Bluetooth® microphones which are marketed under our Party Machine brand. This product category accounted for approximately 9% of our net sales in our fiscal year ended March 31, 2022.

Singing Machine Kids Youth Electronics— including the brand Singing Machine Kids. Our kids line of products offer fun music entertainment features designed specifically for children. Our kids’ products provide a high-quality introduction to singing and music entertainment for young singers and offer innovative features like voice changing effects, recording, Bluetooth® compatibility, and portability. This product category accounted for approximately 5% of our net sales in our fiscal year ended March 31, 2022.

Music Subscriptions— in conjunction with our premium partner, Stingray Digital, we offer karaoke music subscription services for the iOS and Android platforms as well as a web-based download store and integrated streaming services for our hardware. We currently offer almost 20,000 licensed karaoke songs in the catalog. This product category accounted for approximately 1% of our net sales in our fiscal year ended March 31, 2022.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in 1994. Our principal executive offices are located at 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL, and our telephone number is (954) 596-1000. We maintain our corporate website at www.singingmachine.com. The information contained on our website is not part of this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on July 14, 2022, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended March 31, 2022 as filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

The sale of a substantial amount of our common stock, including resale of the shares of common stock held by the selling stockholders in the public market, could adversely affect the prevailing market price of our common stock.

This prospectus covers the resale of 1,841,274 shares of our common stock, including 846,558 shares of common stock issuable upon the exercise of the Warrants held by the selling stockholders. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when selling stockholders may sell such shares in the public market.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

In the event that the Company realizes cash from exercise of the Warrants, our management will have broad discretion in the actual application of the net proceeds, and we may elect to allocate proceeds according to what believe would be in the Company’s best interest at the given time. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. The failure by our management to apply these funds effectively could have a material adverse effect on our business. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus. All proceeds from the sale of the shares will be paid directly to the selling stockholders. We will receive proceeds upon the cash exercise of the Warrants. Assuming full cash exercise of the Warrants, we would receive gross proceeds of approximately $3.4 million. We currently intend to use any net proceeds from the Warrant exercises for general corporate purposes, including working capital.

To the extent the resale of the shares of common stock underlying the Warrants is registered under the Securities Act and there is a prospectus available for such registered resale, holders of Warrants are required to pay the exercise price for the Warrants in cash. If no such registration statement and prospectus are available following the six month anniversary of the issuance, the Warrants may be exercised through cashless exercise, where the holder of the Warrant receives fewer shares upon exercise of its Warrant but does not pay the Company any cash to exercise the Warrant.

DESCRIPTION OF PRIVATE PLACEMENT

On August 10, 2021, we entered into a securities purchase agreement with the selling stockholders (the “Purchase Agreement”) pursuant to which we sold and issued to the purchasers 550,001 shares of our Common Stock at an issue price of $9.00 per share, and 561,112 shares issuable upon exercise of Pre-Funded Warrants, for gross proceeds of $10,000,000. Each purchaser was given the option to purchase a Pre-Funded Warrant in lieu of a share to result in the same aggregate purchase price being paid by such purchaser less $0.30 per Pre-Funded Warrant. Additionally, each purchaser was issued a Common Stock Warrant to purchase up to a number of shares of Common Stock equal to 100% of such purchaser’s shares and Pre-Funded Warrants, which Common Warrant was exercisable immediately from the date of closing at an exercise price of $10.50 per share, which was subsequently adjusted to $2.80 per share. Accordingly, we issued the investors 550,001 shares of common stock, 561,112 shares issuable upon exercise of Pre-Funded Warrants, and 1,111,113 shares issuable upon exercise of Common Warrants in the Private Placement.

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The Purchase Agreement granted certain registration rights in favor of the purchasers, requiring us to register the sale and the shares of Common Stock issuable upon exercise of the Warrants for resale under the Securities Act. Under the terms of the Purchase Agreement, we agreed (a) to file a registration statement on Form S-1 with the SEC within 30 days of the closing date to register the securities sold under the Purchase Agreement (the “Registrable Securities”) for resale by the purchasers; (b) to cause the Registration Statement to be declared effective by the Commission within 45 days from the closing date in the event of no review by the SEC or, if the Registration Statement is reviewed by the SEC, the 90th day after the closing date (extendable up to 120th day); and (c) to maintain the effectiveness of the Registration Statement until all Registrable Securities were sold. We agreed to pay the investors liquidated damages of 2% of the purchase price for each 30 day period in which we are in default of these obligations. The Company filed a registration statement on Form S-1, with respect to: (i) 550,001 shares of common stock; (ii) 561,112 shares issuable upon exercise of Pre-Funded Warrants; and (iii) 1,111,113 shares issuable upon exercise of Common Warrants, in accordance with the terms of the Purchase Agreement, on September 3, 2021 and it was declared effective by the SEC on September 15, 2021.

In connection with the Private Placement, officers and directors entered into Lock-Up Agreements pursuant to which they agreed that they will not, for a period of 180 days from the listing of Company’s common stock on a national exchange offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any of our securities; except in certain circumstances.

In connection with the private placement, we paid A.G.P/Alliance Global Partners, who acted as our financial advisor (the “Advisor”), a cash fee equal to 7% of the aggregate gross proceeds raised in the transaction except for proceeds raised from a strategic investor, 3.5% of the aggregate gross proceeds raised from a strategic investor in the Private Placement, and issued warrants to purchase 44,445 shares of common stock (the “Advisor Warrants”). Further, we paid Scott Mahoney a one-time cash payment of $100,000 and approximately 19,048 shares of restricted common stock of the Company for its consulting services in connection with the Private Placement. The Company agreed to, upon request from the Advisor and Scott Mahoney, to register 44,445 shares underlying the warrants and 19,048 shares of common stock in the registration statement of which this prospectus forms a part.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon the exercise of the Warrants and Advisor Warrants issued in connection with the Private Placement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for as set forth below, the ownership of the shares of common stock and the warrants or in the footnotes to the table below, the selling stockholders have not had any material relationship with us within the past three years.

We have partnered with Stingray to provide the Company with digital karaoke music services offered through iOS and Android platforms as well as integrated streaming services on Singing Machine karaoke hardware products.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of August 24, 2022, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

This prospectus generally covers the resale of (i) the number of shares of common stock issued to the selling stockholders pursuant to the Purchase Agreement and (ii) the number of shares of common stock issuable upon exercise of the Warrants, determined as if such outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Purchase Agreement, without regard to any limitations on the exercise of the Warrant. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

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The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution”.

Name of Investors	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering
Armistice Capital Master Fund Ltd. (2)	1,111,112	1,111,112	0	0
Perritt MicroCap Opportunities Fund (3)	66,667	66,667	0	0
Leonite Fund I, LP ()	44,445	44,445	0	0
Paradigm Opportunities Fund, LP (4)	44,445	44,445	0	0
KBB Asset Management (5)	66,667	66,667	0	0
Stingray Group Inc. (6)	544,445	444,445	100,000	*
Scott Mahoney	19,048	19,048	0	0
OTA LLC	44,445	44,445	0	0

* Less than one percent.

(1) Beneficial ownership includes shares of common stock acquirable upon exercise of common warrants, and advisor warrants acquired in the private placement, which are registered for resale and qualified under this prospectus.

(2) Includes 555,556 shares that are acquirable upon exercise of common warrants, that were acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(3) Includes 33,334 shares that are acquirable upon exercise of common warrants acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(4) Includes 11,111 shares that are acquirable upon exercise of common warrants acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

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(5) Includes 24,334 shares that are acquirable upon exercise of common warrants acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(6) Includes 222,223 shares that are acquirable upon exercise of common warrants acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants, or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our common stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker- dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities in the event of, among other things, breach its representations, warranties, covenants and agreements of the Securities Purchase Agreement.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the selling stockholders have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, the shares offered by the selling stockholders have been disposed of pursuant to Rule 144 under the Securities Act or the shares offered by the selling stockholders may be resold pursuant to Rule 144 without restriction or limitation (including without the requirement to be in compliance with Rule 144(c)(1)) or another similar exemption under the Securities Act.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated balance sheets of The Singing Machine Company, Inc. and Subsidiaries as of March 31, 2022 and 2021, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and our common stock, you should refer to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at www.singingmachine.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 filed with the SEC on July 14, 2022;
●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 22, 2022;
●	our Current Reports on Form 8-K filed on April 18, 2022, April 22, 2022, May 25, 2022, May 27, 2022, June 17, 2022, and July 29, 2022
●	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on May 23, 2022.

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